ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:
The name of the Limited Liability Company is:

Duke Energy Florida, LLC

(Must end with the words "Limited Liability Company, "L.L.C.," or "LLC.")

ARTICLE II - Address:
The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	**Mailing Address:**
299 1st Avenue North	550 South Tryon Street (DEC45A)
St. Petersburg, FL 33701	Charlotte, NC 28202

ARTICLE III - Registered Agent, Registered Office, & Registered Agent's Signature:
(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

C T Corporation System
Name

1200 South Pine Island Road
Florida street address (P.O. Box **NOT** acceptable)

Plantation FL 33324
City Zip

15 JUL 31 AM 11: 30

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 605, F.S..

Ternell Kearney Asst. Secretary

Registered Agent's Signature (REQUIRED)

(CONTINUED)

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ARTICLE IV-

The name and address of each person authorized to manage and control the Limited Liability Company:

Title: "AMBR" = Authorized Member "MGR" = Manager	Name and Address:
MGR	Douglas F Esamann 550 South Tryon Street Charlotte, NC 28202
MGR	Lynn J. Good 550 South Tryon Street Charlotte, NC 28202
MGR	Dhiaa M. Jamil 550 South Tryon Street Charlotte, NC 28202
MGR	Julia S. Janson 550 South Tryon Street Charlotte, NC 28202 (SEE attachment)

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: 08/01/2015 at 10:00 a.m. _____ (OPTIONAL)
(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

ARTICLE VI: Other provisions, if any.

REQUIRED SIGNATURE:

Nancy M Wright

Signature of a member or an authorized representative of a member.
This document is executed in accordance with section 605.0203 (1) (b), Florida Statutes.
I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

Nancy M. Wright, Assistant Secretary

Typed or printed name of signee

Filing Fees

$125.00 Filing Fee for Articles of Organization and Designation of Registered Agent
$ 30.00 Certified Copy (Optional) **$ 5.00 Certificate of Status (Optional)**

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ARTICLE IV ______ The name and nddres of each person authorized to manage and cornroi the Limited Libiht Company: NHme anA4dren: L[oyd M, Yates MGR 550 South Tryon Street Charlotte, NC 28202